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                              FORM N-1A, ITEM 23(j)
                          CONSENT OF INDENDENT AUDITORS
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 24, 2006, relating to the financial statements and financial highlights which appears in the December 31, 2005 Annual Report to Shareholders of OneAmerica Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Indianapolis, Indiana
April 28, 2006